EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Heritage Financial Group pertaining to the Heritage Financial Group Employee's Savings and Profit Sharing Plan of our report dated February 6, 2004, relating to our audit of the consolidated financial statements of Heritage Financial Group and Subsidiary as of and for the year ended December 31, 2003, included in the Registration Statement on Form SB-2 (File No. 333-123581).

Crowe Chizek and Company LLC

Oak Brook, Illinois
December 7, 2005